Exhibit 99.1

11011 Sunset Hills Road
Reston, Virginia 20190	News
www.gd.com

Contact: Jeff A. Davis
Tel: 703 876 3483
press@generaldynamics.com

General Dynamics Reports Second-Quarter 2023 Financial Results

July 26, 2023

•Revenue of $10.2 billion, up 10.5% year-over-year, with growth in all four segments
•Net earnings $744 million, diluted EPS $2.70
•Record-high backlog of $91.4 billion, 1.2-to-1 book-to-bill

RESTON, Va. – General Dynamics Corporation (NYSE: GD) today reported second-quarter 2023 net earnings of $744 million on revenue of $10.2 billion. Diluted earnings per share (EPS) were $2.70.

“Our businesses demonstrated solid momentum despite continued supply chain headwinds in several units, achieving the highest-ever revenue for a mid-year quarter, record-high backlog and very strong cash flow,” said Phebe N. Novakovic, chairman and chief executive officer. “We are well positioned to continue to perform for the remainder of the year.”

Cash
Net cash provided by operating activities in the quarter totaled $731 million. For the first half of the year, net cash provided by operating activities totaled $2.2 billion, or 149% of net earnings. During the quarter, the company repaid $750 million in fixed-rate notes, invested $212 million in capital expenditures, paid $360 million in dividends, and used $288 million to repurchase shares, ending the quarter with $1.2 billion in cash and cash equivalents on hand. In the previous 12 months, the company reduced total debt by $1.7 billion.

Backlog
Good order activity across the segments yielded a consolidated book-to-bill ratio, defined as orders divided by revenue, of 1.2-to-1 for the quarter. The company ended the quarter with record-high backlog of $91.4 billion, a 4.3% increase from the year-ago quarter. Estimated potential contract value, representing management’s estimate of additional value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $38 billion. Total estimated contract value, the sum of all backlog components, was $129.3 billion at the end of the quarter.

The Aerospace segment booked $2.5 billion in new orders, driven by strong demand for Gulfstream aircraft.

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Significant awards in the quarter for the three defense segments included $340 million from the U.S. Army for various munitions and ordnance with maximum potential value of $1.4 billion; $1.1 billion from the U.S. Navy for long-lead materials and advance construction for Block V Virginia-class submarines; $735 million from the Navy for construction of an additional John Lewis-
class (T-AO-205) fleet replenishment oiler; $695 million from the Army to design, build and test prototype XM30 Mechanized Infantry Combat Vehicles, with additional option value of $75 million; $710 million from the Army to upgrade Stryker vehicles to the double-V-hull A1 configuration; and $435 million for several key contracts for classified customers, with additional options and potential contract value of $935 million.

About General Dynamics
Headquartered in Reston, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; ship construction and repair; land combat vehicles, weapons systems and munitions; and technology products and services. General Dynamics employs more than 100,000 people worldwide and generated $39.4 billion in revenue in 2022. More information is available at www.gd.com.

WEBCAST INFORMATION: General Dynamics will webcast its second-quarter 2023 financial results conference call at 9 a.m. EDT on Wednesday, July 26, 2023. The webcast will be a listen-only audio event available at www.gd.com. An on-demand replay of the webcast will be available by telephone two hours after the end of the call through August 2, 2023, at 800-770-2030 (international: +1 647-362-9199), conference ID 4299949. Charts furnished to investors and securities analysts in connection with General Dynamics’ announcement of its financial results are available at www.gd.com.

This press release contains forward-looking statements (FLS), including statements about the company’s future operational and financial performance, which are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “forecasts,” “scheduled,” “outlook,” “estimates,” “should” and variations of these words and similar expressions are intended to identify FLS. In making FLS, we rely on assumptions and analyses based on our experience and perception of historical trends; current conditions and expected future developments; and other factors, estimates and judgments we consider reasonable and appropriate based on information available to us at the time. FLS are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. FLS are not guarantees of future performance and involve factors, risks and uncertainties that are difficult to predict. Actual future results and trends may differ materially from what is forecast in the FLS. All FLS speak only as of the date they were made. We do not undertake any obligation to update or publicly release revisions to FLS to reflect events, circumstances or changes in expectations after the date of this press release. Additional information regarding these factors is contained in the company’s filings with the SEC, and these factors may be revised or supplemented in future SEC filings. In addition, this press release contains some financial measures not prepared in accordance with U.S. generally accepted accounting principles (GAAP). While we believe these non-GAAP metrics provide useful information for investors, there are limitations associated with their use, and our calculations of these metrics may not be comparable to similarly titled measures of other companies. Non-GAAP metrics should not be considered in isolation from, or as a substitute for, GAAP measures. Reconciliations to comparable GAAP measures and other information relating to our non-GAAP measures are included in other filings with the SEC, which are available at http://investorrelations.gd.com.
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EXHIBIT A
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended		Variance
	July 2, 2023	July 3, 2022	$	%
Revenue	$10,152	$9,189	$963	10.5%
Operating costs and expenses	(9,190)	(8,211)	(979)
Operating earnings	962	978	(16)	(1.6)%
Other, net	13	40	(27)
Interest, net	(89)	(95)	6
Earnings before income tax	886	923	(37)	(4.0)%
Provision for income tax, net	(142)	(157)	15
Net earnings	$744	$766	$(22)	(2.9)%
Earnings per share—basic	$2.72	$2.77	$(0.05)	(1.8)%
Basic weighted average shares outstanding	273.1	276.3
Earnings per share—diluted	$2.70	$2.75	$(0.05)	(1.8)%
Diluted weighted average shares outstanding	275.1	278.9

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EXHIBIT B
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Six Months Ended		Variance
	July 2, 2023	July 3, 2022	$	%
Revenue	$20,033	$18,581	$1,452	7.8%
Operating costs and expenses	(18,133)	(16,695)	(1,438)
Operating earnings	1,900	1,886	14	0.7%
Other, net	46	79	(33)
Interest, net	(180)	(193)	13
Earnings before income tax	1,766	1,772	(6)	(0.3)%
Provision for income tax, net	(292)	(276)	(16)
Net earnings	$1,474	$1,496	$(22)	(1.5)%
Earnings per share—basic	$5.39	$5.41	$(0.02)	(0.4)%
Basic weighted average shares outstanding	273.6	276.7
Earnings per share—diluted	$5.34	$5.35	$(0.01)	(0.2)%
Diluted weighted average shares outstanding	275.8	279.4
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EXHIBIT C
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended		Variance
	July 2, 2023	July 3, 2022	$	%
Revenue:
Aerospace	$1,953	$1,867	$86	4.6%
Marine Systems	3,059	2,651	408	15.4%
Combat Systems	1,924	1,666	258	15.5%
Technologies	3,216	3,005	211	7.0%
Total	$10,152	$9,189	$963	10.5%
Operating earnings:
Aerospace	$236	$238	$(2)	(0.8)%
Marine Systems	235	211	24	11.4%
Combat Systems	251	245	6	2.4%
Technologies	283	304	(21)	(6.9)%
Corporate	(43)	(20)	(23)	(115.0)%
Total	$962	$978	$(16)	(1.6)%
Operating margin:
Aerospace	12.1%	12.7%
Marine Systems	7.7%	8.0%
Combat Systems	13.0%	14.7%
Technologies	8.8%	10.1%
Total	9.5%	10.6%

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EXHIBIT D
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Six Months Ended		Variance
	July 2, 2023	July 3, 2022	$	%
Revenue:
Aerospace	$3,845	$3,770	$75	2.0%
Marine Systems	6,051	5,302	749	14.1%
Combat Systems	3,680	3,341	339	10.1%
Technologies	6,457	6,168	289	4.7%
Total	$20,033	$18,581	$1,452	7.8%
Operating earnings:
Aerospace	$465	$481	$(16)	(3.3)%
Marine Systems	446	422	24	5.7%
Combat Systems	496	472	24	5.1%
Technologies	582	602	(20)	(3.3)%
Corporate	(89)	(91)	2	2.2%
Total	$1,900	$1,886	$14	0.7%
Operating margin:
Aerospace	12.1%	12.8%
Marine Systems	7.4%	8.0%
Combat Systems	13.5%	14.1%
Technologies	9.0%	9.8%
Total	9.5%	10.2%

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EXHIBIT E
CONSOLIDATED BALANCE SHEET
DOLLARS IN MILLIONS

	(Unaudited)
	July 2, 2023	December 31, 2022
ASSETS
Current assets:
Cash and equivalents	$1,154	$1,242
Accounts receivable	3,167	3,008
Unbilled receivables	8,291	8,795
Inventories	7,642	6,322
Other current assets	1,571	1,696
Total current assets	21,825	21,063
Noncurrent assets:
Property, plant and equipment, net	5,947	5,900
Intangible assets, net	1,732	1,824
Goodwill	20,443	20,334
Other assets	2,609	2,464
Total noncurrent assets	30,731	30,522
Total assets	$52,556	$51,585
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$508	$1,253
Accounts payable	3,365	3,398
Customer advances and deposits	8,628	7,436
Other current liabilities	3,185	3,254
Total current liabilities	15,686	15,341
Noncurrent liabilities:
Long-term debt	9,247	9,243
Other liabilities	8,145	8,433
Total noncurrent liabilities	17,392	17,676
Shareholders’ equity:
Common stock	482	482
Surplus	3,614	3,556
Retained earnings	38,154	37,403
Treasury stock	(21,077)	(20,721)
Accumulated other comprehensive loss	(1,695)	(2,152)
Total shareholders’ equity	19,478	18,568
Total liabilities and shareholders’ equity	$52,556	$51,585

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EXHIBIT F
CONSOLIDATED STATEMENT OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Six Months Ended
	July 2, 2023	July 3, 2022
Cash flows from operating activities—continuing operations:
Net earnings	$1,474	$1,496
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation of property, plant and equipment	297	278
Amortization of intangible and finance lease right-of-use assets	136	147
Equity-based compensation expense	87	120
Deferred income tax benefit	(154)	(218)
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(159)	(172)
Unbilled receivables	513	695
Inventories	(1,264)	(816)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(33)	(29)
Customer advances and deposits	1,286	1,402
Other, net	10	(276)
Net cash provided by operating activities	2,193	2,627
Cash flows from investing activities:
Capital expenditures	(373)	(365)
Other, net	(31)	—
Net cash used by investing activities	(404)	(365)
Cash flows from financing activities:
Repayment of fixed-rate notes	(750)	—
Dividends paid	(705)	(679)
Purchases of common stock	(378)	(1,094)
Other, net	(42)	110
Net cash used by financing activities	(1,875)	(1,663)
Net cash (used) provided by discontinued operations	(2)	21
Net (decrease) increase in cash and equivalents	(88)	620
Cash and equivalents at beginning of period	1,242	1,603
Cash and equivalents at end of period	$1,154	$2,223

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EXHIBIT G
ADDITIONAL FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

Other Financial Information:
	July 2, 2023	December 31, 2022
Debt-to-equity (a)	50.1%	56.5%
Book value per share (b)	$71.34	$67.66
Shares outstanding	273,042,571	274,411,106

	Second Quarter		Six Months
	2023	2022	2023	2022
Income tax payments, net	$269	$550	$327	$565
Company-sponsored research and development (c)	$145	$130	$255	$237
Return on sales (d)	7.3%	8.3%	7.4%	8.1%

Non-GAAP Financial Measures:
	Second Quarter		Six Months
	2023	2022	2023	2022
Free cash flow:
Net cash provided by operating activities	$731	$659	$2,193	$2,627
Capital expenditures	(212)	(224)	(373)	(365)
Free cash flow (e)	$519	$435	$1,820	$2,262

	July 2, 2023	December 31, 2022
Net debt:
Total debt	$9,755	$10,496
Less cash and equivalents	1,154	1,242
Net debt (f)	$8,601	$9,254
(a)Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.

(b)Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.

(c)Includes independent research and development and Aerospace product-development costs.

(d)Return on sales is calculated as net earnings divided by revenue.

(e)We define free cash flow as net cash provided by operating activities less capital expenditures. We believe free cash flow is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow to assess the quality of our earnings and as a key performance measure in evaluating management.

(f)We define net debt as short- and long-term debt (total debt) less cash and equivalents. We believe net debt is a useful measure for investors because it reflects the borrowings that support our operations and capital deployment strategy. We use net debt as an important indicator of liquidity and financial position.

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EXHIBIT H
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded		Unfunded		Total Backlog	Estimated Potential Contract Value**	Total Estimated Contract Value
Second Quarter 2023:
Aerospace	$19,050		$447		$19,497	$888	$20,385
Marine Systems	30,318		13,410		43,728	3,238	46,966
Combat Systems	14,349		718		15,067	6,196	21,263
Technologies	9,732		3,333		13,065	27,639	40,704
Total	$73,449		$17,908		$91,357	$37,961	$129,318
First Quarter 2023:
Aerospace	$18,853		$484		$19,337	$804	$20,141
Marine Systems	30,722	*	12,885	*	43,607	3,499	47,106
Combat Systems	13,953		143		14,096	5,599	19,695
Technologies	9,465		3,320		12,785	28,637	41,422
Total	$72,993		$16,832		$89,825	$38,539	$128,364
Second Quarter 2022:
Aerospace	$18,237		$549		$18,786	$877	$19,663
Marine Systems	26,965		14,873		41,838	3,904	45,742
Combat Systems	13,236		202		13,438	6,939	20,377
Technologies	9,448		4,120		13,568	27,028	40,596
Total	$67,886		$19,744		$87,630	$38,748	$126,378

*Revised
** The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options and other agreements with existing customers to purchase new aircraft and aircraft services. We recognize options in backlog when the customer exercises the option and establishes a firm order. For IDIQ contracts, we evaluate the amount of funding we expect to receive and include this amount in our estimated potential contract value. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value.

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EXHIBIT H-1
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$89,581
$89,247
$88,098
$87,594
$87,234
$87,630
$88,833
$91,137
$89,825
$91,357
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23*
2Q23

Funded Backlog	Unfunded Backlog

*Revised

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EXHIBIT H-2
BACKLOG BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

AEROSPACE
$18,786
$19,052
$19,516
$19,337
$19,497
$20,000
$15,000
$10,000
$5,000
$0
2Q22
3Q22
4Q22
1Q23
2Q23

MARINE SYSTEMS
$60,000
$45,000
$30,000
$15,000
$0
$41,838
$42,239
$45,699
$43,607
$43,728
2Q22
3Q22
4Q22
1Q23*
2Q23

COMBAT SYSTEMS

$20,000
$15,000
$10,000
$5,000
$0
$13,438
$13,839
$13,251
$14,096
$15,067
2Q22
3Q22
4Q22
1Q23
2Q23

TECHNOLOGIES
$20,000
$15,000
$10,000
$5,000
$0
$13,568
$13,703
$12,671
$12,785
$13,065
2Q22
3Q22
4Q22
1Q23
2Q23

Funded Backlog	Unfunded Backlog

*Revised

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EXHIBIT I
SECOND QUARTER 2023 SIGNIFICANT ORDERS - (UNAUDITED)
DOLLARS IN MILLIONS

We received the following significant contract awards during the second quarter of 2023:
Marine Systems:
•$1.1 billion from the U.S. Navy for long-lead materials and advance construction for Block V Virginia-class submarines.
•$735 from the Navy for construction of an additional John Lewis-class (T-AO-205) fleet replenishment oiler.
•$55 from the Navy to support non-nuclear maintenance on submarines based at the New London Naval Submarine Support Facility. The award includes additional option value of $220.
•$160 from the Navy for advanced nuclear plant studies (ANPS) in support of the Columbia-class submarine program.
•$75 from the Navy for lead yard services, development studies and design efforts for Virginia-class submarines.
•$65 from the Navy for maintenance and modernization on the USS Makin Island, a Wasp-class amphibious assault ship.
Combat Systems:
•$340 from the U.S. Army for various munitions and ordnance with a maximum potential value of $1.4 billion.
•$695 from the Army to advance to the detailed design and prototype build and test phases of the XM30 Mechanized Infantry Combat Vehicle (MICV) competition, formerly known as the Optionally Manned Fighting Vehicle (OMFV). The award includes additional option value of $75.
•$710 from the Army to upgrade Stryker vehicles to the double-V-hull (DVH) A1 configuration.
•$260 from the Army for the second phase of low-rate initial production (LRIP) of the M10 Booker Combat Vehicle, formerly known as Mobile Protected Firepower (MPF).
•$140 from the Army to establish additional capacity for 155mm artillery projectile metal parts production.
•$65 to provide light armored vehicle (LAV) spare parts for an international customer.
•$60 from the Army to provide system and sustainment technical support services for Abrams main battle tanks.
Technologies:
•$435 for several key contracts for classified customers with additional options and potential contract value of $935.
•$60 to provide training support services to the Navy, and options totaling $325 of additional potential value.
•$95 from the U.S. Department of State (DoS) to provide overseas consular services to support visa application and issuance at U.S. embassies and consulates throughout the world under the Global Support Strategy (GSS) program, and options totaling $265 of additional potential value.
•$270 from the National Geospatial-Intelligence Agency (NGA) to provide hybrid cloud services and information technology (IT) design, engineering, and operations and sustainment services.
•$15 to modernize the Payments, Claims, and Enhanced Reconciliation (PACER) application for the U.S. Department of the Treasury. The contract has a maximum potential value of $190.
•$185 to manufacture and deliver hardware in support of the SPY-6 radar program.
•$160 from the Centers for Medicare and Medicaid Services (CMS) to provide cloud services and software tools.
•$145 to provide ship modernization services for the Navy.
•$60 from the DoS to provide IT end-user support services to the Bureau of Information Resource Management (IRM); the contract including options has a maximum potential value of $125.
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EXHIBIT J
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)
DOLLARS IN MILLIONS

	Second Quarter		Six Months
	2023	2022	2023	2022
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	18	17	35	38
Mid-cabin aircraft	6	5	10	9
Total	24	22	45	47

Aerospace Book-to-Bill:
Orders*	$2,476	$3,652	$4,203	$6,895
Revenue	1,953	1,867	3,845	3,770
Book-to-Bill Ratio	1.27x	1.96x	1.09x	1.83x

*Does not include customer defaults, liquidated damages, cancellations, foreign exchange fluctuations and other backlog adjustments.

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